Exhibit 99.1

First Acceptance Closes Acquisition and Announces Financing of Titan Non-Standard Automobile Insurance Agencies

NASHVILLE, TN, July 1, 2015 -- First Acceptance Corporation (NYSE: FAC), d/b/a Acceptance Insurance, a leader in the non-standard automobile insurance industry, announced today that it has completed its acquisition of certain assets of Titan Insurance Services, Inc. and Titan Auto Insurance of New Mexico, Inc. (the “Titan Agencies”) that it previously announced on April 27, 2015. The Titan Agencies were previously owned and operated by Nationwide.

Through these agencies, First Acceptance will sell private passenger non-standard automobile insurance principally in California, but also in Texas, Arizona, Florida, Nevada and New Mexico. First Acceptance plans to rebrand the stores under its Acceptance Insurance name. These new Acceptance stores will initially continue to write policies for both Nationwide and other unrelated insurance companies. Going forward, First Acceptance plans to introduce its own new products to the California, Arizona, Nevada and New Mexico stores and its current Texas and Florida products to the stores in those states. First Acceptance is in the process of obtaining an insurance company license in California and is already licensed in the three other states where it does not currently write business.

Under the terms of the transaction, First Acceptance paid a total of $34.5 million in cash for the assets of 83 retail stores.

The acquisition was partially financed through new senior debt in the form of a $30.0M unsecured term loan with Diamond Family Investments LP, an entity controlled by Gerald J. Ford, First Acceptance’s principal stockholder.

Wachtell, Lipton, Rosen & Katz served as legal counsel to First Acceptance. Sandler O’Neil & Partners, L.P. rendered a fairness opinion to the First Acceptance Board of Directors in connection with the financing.

About First Acceptance Corporation

First Acceptance Corporation is a provider of non-standard personal automobile insurance and other related products. Headquartered in Nashville, TN, First Acceptance Corporation markets its services through the Acceptance Insurance, Yale Insurance, and Insurance Plus brands. The Company operates over 350 retail locations in 13 states staffed with employee-agents. In addition to our retail locations, customers are also able to complete the entire sales process over the phone via our call center or through either our consumer-based website or mobile platform. For more information, visit acceptanceinsurance.com.

Forward-looking Statements

Statements about the expected effects of the recently completed acquisition and all other statements in this document, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers and security holders are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. First Acceptance Corporation, or the Company, may not be able to realize any or all of the benefits contemplated by the recent acquisition because of a number of factors. Factors that may affect the business or financial results of the Company are described in the risk factors included in the Company’s filings with the Securities and Exchange Commission, including the Company’s 2014 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission and available at the SEC’s website at www.sec.gov, which factors are incorporated herein by reference. Except as required by law, the Company expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

SOURCE:  First Acceptance Corporation

INVESTOR RELATIONS CONTACT:

Michael J. Bodayle

615.844.2885